Exhibit 5.1

Ladies and Gentlemen:

This will refer to the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed by Mesa Laboratories, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to 330,000 shares of common stock, no par value, of the Company (“Common Stock”), relating to the Mesa Laboratories, Inc. 2021 Equity Incentive Plan (the “Plan”).

As VP-Legal, General Counsel and Secretary of the Company, I am familiar with the Articles of Incorporation and the Bylaws, each as amended to date, of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

Based upon the foregoing, it is my opinion that:

(1)  The Company is duly incorporated and validly existing as a corporation under the laws of the State of Colorado.

(2)  All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued and delivered pursuant to the Company’s Articles of Incorporation and the Plan, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Elizabeth K. Vonne
Elizabeth K Vonne,
VP-Legal, General Counsel and Secretary